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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 1999

                             Focus Affiliates, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

       001-12571                                             95-4467726
(Commission File Number)                    (I.R.S. Employer Identification No.)

   9314 Eton Avenue, Chatsworth, CA                         91311
(Address of principal executive offices)                  (Zip Code)

                                 (818) 709-2300
               Registrant's telephone number, including area code

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ITEM 5.  OTHER EVENTS

         On December 30, 1999 Focus Affiliates, Inc. (the "Company") completed its acquisition of The Wireless Group, Inc. ("TWG"), a Texas corporation doing business as Source Wireless.com ("Source"). The acquisition was accomplished through a merger (the "Merger") of Source into Focus Affiliates Merger Sub, Inc. ("Merger Sub") pursuant to an Agreement and Plan of Merger, dated as of December 14, 1999 by and among the Company, Merger Sub, Source and the principal stockholders of Source, as amended.

         Source is a recently formed company that in June, 1999 commenced operating a business-to-business Internet web site at which wireless industry participants can auction or otherwise purchase and sell wireless communications products.

         Under the terms of the Merger, the Company issued a total of 184,746 shares of its common stock (the "Merger Shares") and paid $50,000 to the stockholders of Source. The Source stockholders have agreed to not publicly resell any of the Merger Shares during the one-year period following the Merger and to thereafter limit such sales to not more in each 90-day period than one-fourth of the shares originally issued to them.

ITEM 7.  EXHIBITS

         (c)      Exhibits

                  2.1 Agreement and Plan of Merger, dated as of December 14, 1999, among the Company, Merger Sub, Source and Principal Source Stockholders.

                  2.2 Amendment to Agreement and Plan of Merger, dated as of December 27, 1999 by and among the Company, Merger Sub, Source and Principal Source Stockholders.

                  2.3 Certificate of Merger, as filed with the Delaware Secretary of State on December 30, 1999.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Focus has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FOCUS AFFILIATES, INC.

Date: January 10, 2000                 By: /s/  David Kane
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                                       David Kane, Chief Financial Officer

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION
-------  ------------

2.1 Agreement and Plan of Merger, dated as of December 14, 1999, among the Company, Merger Sub, Source and Principal Source Stockholders.

2.2 Amendment to Agreement and Plan of Merger, dated as of December 27, 1999 by and among the Company, Merger Sub, Source and Principal Source Stockholders.

2.3 Certificate of Merger, as filed with the Delaware Secretary of State on December 30, 1999.

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